Exhibit 99.1

NEWS RELEASE

SILICON LABORATORIES ACQUIRES HIGH-VOLTAGE IC COMPANY

AUSTIN, Texas, Aug. 22, 2005 — Silicon Laboratories Inc. (Nasdaq: SLAB) today announced the acquisition of privately held Silicon MAGIKE, Inc., an Austin-based development-stage company creating high-voltage, high-performance, mixed-signal integrated circuits (ICs). Silicon MAGIKE’s team of mixed-signal design veterans has more than 200 years of combined precision analog design expertise in many fields including telecommunications, networking, high-voltage semiconductor physics and high-voltage precision analog circuit design.

“This technology acquisition brings us a very experienced mixed-signal design team and significant development progress on high-voltage products, which are traditionally high margin, highly differentiated and address a large, fragmented market, “ said Nav Sooch, chairman and interim chief executive officer of Silicon Laboratories. “This acquisition is consistent with our customer and market diversification strategy and further expands our world-class design team.”

Silicon Laboratories acquired Silicon MAGIKE in an all-cash transaction for approximately $16 million. The terms of the transaction also provide for the potential of additional cash consideration based on business performance metrics over the eighteen month period ending June 30, 2007.

Silicon MAGIKE’s team, consisting of approximately a dozen engineers, includes industry veterans responsible for significant mixed-signal innovation throughout their collective careers. The company’s technology will augment and complement existing Silicon Laboratories products and will also enable Silicon Laboratories to address new multi-billion dollar high-voltage market opportunities.

“We are very pleased to be part of the Silicon Laboratories team,” said Russ Apfel, founder, chairman and chief technical officer of Silicon MAGIKE. “We believe the technology we have been working on will dramatically reduce the complexity and cost of high-voltage ICs and create a long-term competitive advantage while contributing to Silicon Laboratories’ diversification, growth and profitability goals over time.”

Silicon Laboratories’ third quarter results are expected to include purchased R&D and transaction costs as a one time charge. This transaction is also expected to be dilutive to EPS in the third quarter.

Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with decades of cumulative expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories please visit www.silabs.com.

Cautionary Language

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that the acquisition will not yield the expected benefits due to the failure to properly integrate the acquired business and employees; risks that the products under development may fail to achieve market acceptance; risks of disputes regarding the potential earn-out consideration or the acquired business; risks that Silicon Laboratories may not be able to manage strains associated with its growth; product development risks; intellectual property litigation risks; and the cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, 512/464-9254 investor.relations@silabs.com

Note to editors: Silicon Laboratories and the Silicon Laboratories logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

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